Penn Virginia Announces Business Update
--- Borrowing Base Redetermined to $400 Million ---
--- First Quarter 2020 Earnings Conference Call Scheduled for May 8 ---

HOUSTON, April 30, 2020 (GLOBE NEWSWIRE) -- Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced a business update, completion of the Company’s spring borrowing base redetermination and timing of its first-quarter 2020 earnings release and conference call.
Operational Update
•Halted all drilling and completion activity in early April of 2020;
•Deferred completion of eight wells until late this year;
•Secured approximately 250,000 barrels of oil storage (net of working capacity); and
•Evaluating further opportunities to lower cost structure.
Production Update
•Produced an estimated 20,665 barrels of oil per day and 26,740 barrels of oil equivalent per day in the first quarter of 2020;
•Anticipating partial curtailment of production for May and June 2020; and
•Ninety-two percent of Penn Virginia’s acreage is held by production.
Hedge Update
•Restructured its put spread contracts for the second and third quarters of 2020 and added additional put contracts, over and above originally anticipated volumes, resulting in increasing free cash flow (“FCF”) (non-GAAP measure defined below) as near term oil prices liquidate below $30 (see section titled “Hedge Book” below for more details); and
•Recorded a mark-to-market value of the Company’s commodity hedge position of approximately $160 million as of April 29, 2020.
Financial Update
•Anticipate significant FCF generation in 2020, which is anticipated to be used to reduce outstanding debt; and
•Reduced borrowing base under the revolving credit facility to $400 million.
John A. Brooks, President and Chief Executive Officer of Penn Virginia commented, “We have halted all drilling and completion operations, and we anticipate curtailing a portion of future production to preserve shareholder value. Before the most recent collapse in oil prices, we had built a very robust hedge book that helps insulate the Company from current low oil prices. Our unique hedge positions cover significantly more volumes than our anticipated production levels for the second and third quarters of this year and allow us to benefit from falling oil prices in the near-term. As such, these incremental ‘Put’ hedge contracts result in higher hedge proceeds the lower prices go during the second and third quarters of 2020, which we believe will allow us to generate significant free cash flow in 2020 at today’s strip prices. These proactive moves should allow Penn Virginia to prudently repay a portion of outstanding borrowings under our revolving credit facility.”
Credit Facility Update
The Company recently completed its spring borrowing base redetermination with the borrowing base set at $400 million. Effective July 1, 2020, the borrowing base will be further reduced to $375 million, and from October 1, 2020 through the fall 2021 redetermination, the Company must maintain at least $25 million of available capacity under its revolving credit facility. The Company expects to have sufficient cash on hand to repay excess borrowings following each reduction. The maturity date remains May 2024.
Hedging Book
The table below sets forth Penn Virginia’s hedge positions as of April 30, 2020:

Swaps	WTI - Oil Volumes (Bbls Per Day)	WTI - Average Price ($/barrel)	MEH - Oil Volumes (Bbls Per Day	MEH - Average Price ($/barrel)
2Q - 2020	13,290	$52.06	2,000	$61.03
3Q - 2020	8,630	$55.20	2,000	$61.03
4Q - 2020	9,804	$55.18	2,000	$61.03
1Q - 2021	5,000	$51.60	-	-
2Q - 2021	4,945	$51.60	-	-

Collars	WTI - Oil Volumes (Bbls Per Day)	WTI Floor Price ($/barrel)	WTI Ceiling Price ($/barrel)
2Q - 2020	2,000	$48.00	$57.10
3Q - 2020	6,891	$52.97	$58.03
4Q - 2020	2,000	$48.00	$57.10
1Q - 2021	1,667	$55.00	$58.00
2Q - 2021	1,648	$55.00	$58.00

Long Puts	WTI - Oil Volumes (Bbls Per Day)	WTI Put Price ($/barrel)
2Q – 2020	3,297	$23.00
2Q – 2020	8,242	$30.00
2Q – 2020	3,297	$55.00
3Q – 2020	2,717	$30.00
1Q – 2021	2,500	$36.00
2Q – 2021	2,473	$36.00

Short Puts	WTI - Oil Volumes (Bbls Per Day)	WTI Put Price ($/barrel)
2Q – 2020	912	$44.00
4Q – 2020	5,087	$43.50
1Q - 2021	9,167	$37.36
2Q - 2021	9,066	$37.36

Put Spreads	WTI - Oil Volumes (Bbls Per Day)	WTI Long Puts Price ($/barrel)	WTI Short Puts Price ($/barrel)
3Q – 2020	5,435	$30.00	$20.00

MEH-WTI Basis Swaps	Basis Volumes (Bbls Per Day)	Basis Price ($/barrel)
2Q – 2020	2,747	($0.85)

Collars	Henry Hub - Gas Volumes (MMBtu/d)	Henry Hub Floor Price ($/MMBtu)	Henry Hub Ceiling Price ($/MMBtu)
2Q - 2020	12,901	$2.00	$2.21
3Q - 2020	12,804	$2.00	$2.21
4Q - 2020	12,804	$2.00	$2.21
2020 Outlook
The Company will continue to monitor changes in commodity prices and may make additional necessary adjustments to its capital program. Therefore the Company’s previously issued 2020 guidance should no longer be relied upon. Penn Virginia continues to assess a wide range of further measures to maximize value in the prevailing commodity price environment, including curtailments of oil and gas production, until commodity prices improve.

First Quarter 2020 Earnings Release and Conference Call
Penn Virginia will release its first quarter 2020 results after the market closes on Thursday, May 7, 2020. A conference call and webcast discussing first quarter 2020 financial and operational results is scheduled for Friday, May 8, 2020 at 10:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes before the scheduled start time to download supporting materials and install audio software, as necessary.
An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from May 8, 2020 through May 15, 2020 by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10143439.
Webcast: Log onto the Company’s website, www.pennvirginia.com, up to 15 minutes before the scheduled start of the call to download and install any necessary audio software. The webcast can also be accessed at https://services.choruscall.com/links/pvc200508.html.

About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.
Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. Statements regarding future financial or operating performance and other statements that are not historical facts are forward-looking statements, and such statements include,  words such as “anticipate,” “forward,” “outlook,” “expects,” “intends,” “plans,” “believes,” “future,” “potential,” “may,” “possible,” “should,” “would,” “could,” “allow” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to realize the desired benefits of hedges and predict commodity price changes; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; any further decline in, sustained depression in and volatility of expected and realized commodity prices for oil, NGLs, and natural gas; our ability to comply with our credit agreement and maintain or increase our borrowing base; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; actions by third parties, including suppliers and customers; the impact of the COVID-19 pandemic, the related economic downturn and the related substantial decline in demand for oil and natural gas; and other risks set forth in our filings with the SEC. Strip pricing is a forecast that speaks only as of the date published and is not necessarily indicative of actual or realized prices, which may be materially different. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. The unprecedented nature of the current pandemic and economic downturn makes it more difficult for management to determine risks and the magnitude of the impact of risks known or unknown to management. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Definition and Explanation of Free Cash Flow
Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less acquisition capital plus asset divestiture proceeds plus sales and use tax refunds less oil and gas capital expenditures. Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) less changes in working capital (current assets and liabilities). Free Cash flow is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to Net Cash Provided by Operating Activities. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry.

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com